Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS THIRD
QUARTER 2016 RESULTS

RALEIGH, NC - November 2, 2016, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the third quarter of 2016.

Highlights

•	Total Investment Portfolio: $947.7 million

•	Total Net Assets (Equity): $619.4 million

•	Net Asset Value Per Share (Book Value): $15.33

•	Weighted Average Yield on Debt Investments: 12.3%

•	Efficiency Ratio (Compensation and G&A Expenses/Total Investment Income): 17.6%

•	Investment Portfolio Activity for the Quarter Ended September 30, 2016

•	Cost of investments made during the period: $88.4 million

•	Principal repayments (excluding PIK interest repayments) during the period: $53.1 million

•	Proceeds related to the sale of equity investments during the period: $9.5 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 3.9% and 2.1%, respectively

•	Financial Results for the Quarter Ended September 30, 2016

•	Total investment income: $27.4 million

•	Net investment income: $15.8 million

•	Net investment income per share: $0.42

•	Net realized losses: $11.2 million

•	Net increase in net assets resulting from operations: $7.9 million

•	Net increase in net assets resulting from operations per share: $0.21

In commenting on the Company’s third quarter investment activity and outlook, E. Ashton Poole, President and CEO, stated, “The third quarter was a very active quarter for Triangle on numerous fronts. During the quarter we raised approximately $129 million of growth equity capital, we successfully deployed over $88 million of capital, and, since quarter-end, we have deployed almost $58 million of additional capital. In addition to our investing activities, we strengthened our operational focus through the promotion of three longstanding Triangle team members and strengthened our Board of Directors with the recent appointment of Mark Mulhern. 2016 has been an exciting time of forward momentum at Triangle. As we begin to focus on 2017 and beyond, I am extremely pleased with the operational and strategic team we have assembled.”

Third Quarter 2016 Results

Total investment income during the third quarter of 2016 was $27.4 million, compared to total investment income of $30.8 million for the third quarter of 2015, representing a decrease of 11.1%. This decrease was primarily attributable to a $1.8 million decrease in non-recurring fee income, a $0.8 million decrease in investment income related to non-accrual assets and a decrease in the weighted average yield on our debt investments from September 30, 2015 to September 30, 2016.

Net investment income during the third quarter of 2016 was $15.8 million, compared to net investment income of $18.5 million for the third quarter of 2015, representing a decrease of 14.5%. Net investment income per share during the third quarter of 2016 was $0.42, based on weighted average shares outstanding during the quarter of 38.1 million, compared to $0.56 per share during the third quarter of 2015, based on weighted average shares outstanding of 33.3 million.

The Company’s net increase in net assets resulting from operations was $7.9 million during the third quarter of 2016, compared to a $17.9 million net increase during the third quarter of 2015. The Company’s net increase in net assets resulting from operations was $0.21 per share during the third quarter of 2016, based on weighted average shares outstanding of 38.1 million, compared to a net increase in net assets resulting from operations of $0.54 per share during the third quarter of 2015, based on weighted average shares outstanding of 33.3 million.

The Company’s net asset value, or NAV, at September 30, 2016, was $15.33 per share as compared to $15.23 per share at December 31, 2015. As of September 30, 2016, the Company’s weighted average yield on its outstanding, currently yielding debt investments was approximately 12.3%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “With over $375 million of available liquidity through a combination of cash on hand and availability under our senior credit facility, Triangle has the capacity and flexibility to support our investing activities in the fourth quarter and as we enter 2017.”

At September 30, 2016, the Company had cash and cash equivalents totaling $168.3 million and $208.6 million of remaining borrowing capacity under its $300.0 million senior credit facility.

Dividend Information

On August 24, 2016, Triangle announced that its board of directors had declared a cash dividend of $0.45 per share. This was the Company’s 39th consecutive quarterly dividend since its initial public offering in February, 2007. The record date for the dividend was September 7, 2016, and the payment date was September 21, 2016.

Recent Portfolio Activity

During the quarter ended September 30, 2016, the Company made three new investments totaling approximately $83.9 million, debt investments in three existing portfolio companies totaling $2.9 million and equity investments in six existing portfolio companies totaling $1.7 million. The Company had three portfolio company loans repaid at par totaling $45.3 million resulting in realized gains totaling $0.7 million and received normal principal repayments and partial loan prepayments totaling $7.9 million. The Company wrote-off a debt investment in one portfolio company and recognized a realized loss on the write-off of $16.1 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $9.5 million and recognized net realized gains on such sales totaling $4.2 million.

New portfolio investments which occurred during the third quarter of 2016 are summarized as follows:

In August, 2016, the Company made a $25.2 million investment in Smile Brands Group (“Smile Brands”) consisting of subordinated debt and equity. Smile Brands provides general dentistry, dental hygiene and specialty services, as well as centralized scheduling, billing, marketing and financing for its office locations.

In September, 2016, the Company made a $31.1 million investment in Vantage Mobility International (“VMI”) consisting of subordinated debt and equity. VMI manufactures wheelchair accessible vehicles and related accessories.

In September, 2016, the Company made a $27.6 million second lien debt investment in KidKraft, Inc. (“KidKraft”). KidKraft is a designer and distributor of toys and playsets for children.

New portfolio investments subsequent to quarter end are summarized as follows:

In October, 2016, the Company made a $23.5 million investment in Fridababy, LLC ("Fridababy") consisting of unitranche debt and equity. Fridababy markets and distributes baby products.

In October, 2016, the Company made a $17.0 million investment in Del Real, LLC ("Del Real") consisting of subordinated debt and equity. Del Real is a leading Hispanic refrigerated foods company.

In October, 2016, the Company made a $16.3 million investment in TG MIDCO, LLC ("TG MIDCO") consisting of subordinated debt and equity. TG MIDCO is a distributor of consumer products through various e-commerce platforms.

Conference Call to Discuss Third Quarter 2016 Results

Triangle has scheduled a conference call to discuss third quarter 2016 operating and financial results for Thursday, November 3, 2016, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 7, 2016. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 93570780.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until November 30, 2016.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. (Eastern Time) on Wednesday, November 2, 2016, in conjunction with the filing of Triangle’s Form 10-Q. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, November 3, 2016.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940, as amended ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

E. Ashton Poole
President & Chief Executive Officer
919-719-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $771,052,767 and $795,244,907 as of September 30, 2016 and December 31, 2015, respectively)	$748,363,034	$774,238,518
Affiliate investments (cost of $163,759,331 and $171,486,103 as of September 30, 2016 and December 31, 2015, respectively)	170,111,172	177,581,965
Control investments (cost of $52,518,113 and $40,618,113 as of September 30, 2016 and December 31, 2015, respectively)	29,257,769	25,456,233
Total investments at fair value	947,731,975	977,276,716
Cash and cash equivalents	168,336,823	52,615,418
Interest, fees and other receivables	6,966,478	4,892,146
Prepaid expenses and other current assets	1,690,182	947,068
Deferred financing fees	2,897,224	3,480,444
Property and equipment, net	122,506	105,698
Total assets	$1,127,745,188	$1,039,317,490
Liabilities:
Accounts payable and accrued liabilities	$4,636,217	$7,463,514
Interest payable	1,537,490	3,714,470
Taxes payable	—	735,498
Deferred income taxes	3,027,000	4,988,317
Borrowings under credit facility	91,427,900	131,256,669
Notes	162,598,503	162,142,478
SBA-guaranteed debentures payable	245,162,869	220,648,789
Total liabilities	508,389,979	530,949,735
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 40,405,403 and 33,375,126 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	40,405	33,375
Additional paid-in capital	684,618,304	549,242,439
Investment income in excess of distributions	6,553,437	16,127,141
Accumulated realized losses	(32,501,174)	(25,813,329)
Net unrealized depreciation	(39,355,763)	(31,221,871)
Total net assets	619,355,209	508,367,755
Total liabilities and net assets	$1,127,745,188	$1,039,317,490
Net asset value per share	$15.33	$15.23

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$17,270,300	$18,051,486	$52,938,976	$51,993,071
Affiliate investments	3,380,867	4,294,512	10,121,974	12,685,241
Control investments	303,708	248,609	764,622	298,090
Total interest income	20,954,875	22,594,607	63,825,572	64,976,402
Dividend income:
Non-Control / Non-Affiliate investments	167,468	259,431	(1,030,703)	1,893,825
Affiliate investments	244,233	323,291	706,495	860,913
Control investments	—	—	300,000	—
Total dividend income	411,701	582,722	(24,208)	2,754,738
Fee and other income:
Non-Control / Non-Affiliate investments	1,585,403	3,308,427	5,662,081	7,380,865
Affiliate investments	319,289	337,343	855,855	2,334,396
Control investments	110,000	100,000	310,000	300,000
Total fee and other income	2,014,692	3,745,770	6,827,936	10,015,261
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,719,831	2,735,701	8,373,124	8,077,552
Affiliate investments	1,175,899	1,126,244	3,259,634	3,445,253
Total payment-in-kind interest income	3,895,730	3,861,945	11,632,758	11,522,805
Interest income from cash and cash equivalents	135,459	58,401	228,129	178,713
Total investment income	27,412,457	30,843,445	82,490,187	89,447,919
Operating expenses:
Interest and other financing fees	6,757,718	6,561,298	20,040,942	20,319,093
Compensation expenses	3,963,797	4,951,026	17,510,762	13,876,141
General and administrative expenses	859,785	813,125	3,170,330	2,798,925
Total operating expenses	11,581,300	12,325,449	40,722,034	36,994,159
Net investment income	15,831,157	18,517,996	41,768,153	52,453,760
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(11,213,561)	2,331,742	(5,007,647)	8,746,844
Affiliate investments	2,106	(503,907)	(1,680,198)	(237,399)
Control investments	—	(18,323,508)	—	(38,807,152)
Net realized gains (losses)	(11,211,455)	(16,495,673)	(6,687,845)	(30,297,707)
Net unrealized appreciation (depreciation):
Investments	2,881,131	14,375,221	(7,564,510)	15,441,528
Foreign currency borrowings	342,409	1,081,391	(569,382)	1,942,776
Net unrealized appreciation (depreciation)	3,223,540	15,456,612	(8,133,892)	17,384,304
Net realized and unrealized losses on investments and foreign currency borrowings	(7,987,915)	(1,039,061)	(14,821,737)	(12,913,403)
Loss on extinguishment of debt	—	—	—	(1,394,017)
Tax benefit	36,431	393,437	47,342	255,562
Net increase in net assets resulting from operations	$7,879,673	$17,872,372	$26,993,758	$38,401,902
Net investment income per share—basic and diluted	$0.42	$0.56	$1.19	$1.58
Net increase in net assets resulting from operations per share—basic and diluted	$0.21	$0.54	$0.77	$1.16
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.45	$0.54	$1.44	$1.62
Supplemental dividends/distributions	—	0.05	—	0.15
Total dividends/distributions per share	$0.45	$0.59	$1.44	$1.77
Weighted average shares outstanding—basic and diluted	38,115,449	33,274,586	35,199,704	33,203,414

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net increase in net assets resulting from operations	$26,993,758	$38,401,902
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(163,867,651)	(352,445,028)
Repayments received/sales of portfolio investments	182,153,894	261,002,599
Loan origination and other fees received	3,205,460	5,741,331
Net realized loss on investments	6,687,845	30,297,707
Net unrealized depreciation (appreciation) on investments	9,525,827	(18,127,974)
Net unrealized depreciation (appreciation) on foreign currency borrowings	569,382	(1,942,776)
Deferred income taxes	(1,961,317)	2,686,444
Payment-in-kind interest accrued, net of payments received	(4,177,550)	(2,084,305)
Amortization of deferred financing fees	1,644,826	1,636,224
Loss on extinguishment of debt	—	1,394,017
Accretion of loan origination and other fees	(3,676,003)	(4,897,834)
Accretion of loan discounts	(307,081)	(362,424)
Accretion of discount on SBA-guaranteed debentures payable	31,899	140,185
Depreciation expense	52,369	44,552
Stock-based compensation	7,502,500	5,200,761
Changes in operating assets and liabilities:
Interest, fees and other receivables	(2,074,332)	1,823,785
Prepaid expenses and other current assets	(743,114)	(538,708)
Accounts payable and accrued liabilities	(2,827,297)	(1,847,069)
Interest payable	(2,176,980)	(2,098,783)
Taxes payable	(735,498)	(2,451,879)
Net cash provided by (used in) operating activities	55,820,937	(38,427,273)
Cash flows from investing activities:
Purchases of property and equipment	(69,177)	(55,035)
Net cash used in investing activities	(69,177)	(55,035)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	32,800,000	—
Repayments of SBA-guaranteed debentures payable	(7,800,000)	—
Borrowings under credit facility	68,901,849	174,000,000
Repayments of credit facility	(109,300,000)	(114,000,000)
Proceeds from notes	—	83,372,640
Redemption of notes	—	(69,000,000)
Financing fees paid	(1,123,400)	(2,919,436)
Net proceeds (expenses) related to public offering of common stock	129,136,296	(54,967)
Common stock withheld for payroll taxes upon vesting of restricted stock	(3,581,872)	(2,497,712)
Cash dividends/distributions paid	(49,063,228)	(56,142,936)
Net cash provided by financing activities	59,969,645	12,757,589
Net increase (decrease) in cash and cash equivalents	115,721,405	(25,724,719)
Cash and cash equivalents, beginning of period	52,615,418	78,759,026
Cash and cash equivalents, end of period	$168,336,823	$53,034,307
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,929,857	$19,798,265
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$2,325,971	$2,676,433